WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

Exhibit 99.1

	Quarter Ended December 31, 2012	2011
	(In thousands, except per share data)	
INTEREST INCOME		
Loans & covered assets	$ 116,843	$ 127,479
Mortgage-backed securities	11,732	26,296
Investment securities and cash equivalents	2,734	2,151
	131,309	155,926
INTEREST EXPENSE		
Customer accounts	18,772	23,949
FHLB advances and other borrowings	17,103	28,263
	35,875	52,212
Net interest income	95,434	103,714
Provision for loan losses	3,600	11,210
Net interest income after provision for loan losses	91,834	92,504
OTHER INCOME		
Other	4,957	4,645
	4,957	4,645
OTHER EXPENSE		
Compensation and benefits	21,072	18,675
Occupancy	4,446	3,931
FDIC premiums	3,342	4,193
Other	9,438	7,564
	38,298	34,363
Gain (loss) on real estate acquired through foreclosure, net	(3,319)	(10,570)
Income before income taxes	55,174	52,216
Income taxes provision	19,892	18,798
NET INCOME	$ 35,282	$ 33,418
PER SHARE DATA		
Basic earnings	$ .33	$ .31
Diluted earnings	.33	.31
Cash Dividends per share	.08	.08
Basic weighted average number of shares outstanding	105,998,184	107,845,011
Diluted weighted average number of shares outstanding, including dilutive stock options	106,043,914	107,894,572
PERFORMANCE RATIOS		
Return on average assets	1.11%	.98%
Return on average common equity	7.41%	7.02%

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